Exhibit 10.24
ALTA MESA RESOURCES, INC.
SUMMARY OF DIRECTOR COMPENSATION PROGRAM
Eligible Directors (as defined below), as members of the board of directors (the “Board”) of Alta Mesa Resources, Inc. (the “Company”), shall receive cash compensation as set forth in this Director Compensation Program (this “Program”). Such compensation shall be paid automatically and without further action of the Board unless such Eligible Director declines the receipt of such cash compensation by written notice to the Company. For purposes herein, an “Eligible Director” is any member of the Board who is not (i) an employee of the Company or any parent or subsidiary of the Company or (ii) affiliated with Riverstone Investment Group LLC, Bayou City Energy Management, LLC or HPS Investment Partners, LLC. This Program shall remain in effect until it is revised or rescinded by further action of the Board. This Program may be amended, modified or terminated by the Board at any time in its sole discretion. The terms and conditions of this Program shall supersede any prior compensation arrangements for service as a member of the Board between the Company and any of its Eligible Directors.
I. Annual Retainers. Each Eligible Director shall receive an annual retainer of $237,500 for service on the Board.
II. Additional Annual Retainers. In addition, each Eligible Director shall receive the following annual retainers:
A. Audit Committee. An Eligible Director serving as Chairperson of the Audit Committee shall receive an additional annual retainer of $22,500 for such service. An Eligible Director serving as a member other than the Chairperson of the Audit Committee shall receive an additional annual retainer of $10,000 for such service.
B. Compensation Committee. An Eligible Director serving as Chairperson of the Compensation Committee shall receive an additional annual retainer of $15,000 for such service. An Eligible Director serving as a member other than the Chairperson of the Compensation Committee shall receive an additional annual retainer of $6,000 for such service.
C. Nominating and Corporate Governance Committee. An Eligible Director serving as Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $12,500 for such service. An Eligible Director serving as a member other than the Chairperson of the Nominating and Corporate Governance Committee shall receive an additional annual retainer of $5,000 for such service.
III. Meeting Fees. In addition, each Eligible Director shall receive the following per meeting fees:
A. Audit Committee. Each Eligible Director serving as a member of the Audit Committee shall receive a per meeting fee of $1,500 for each Audit Committee meeting attended per calendar year in excess of eight meetings.

B. Compensation Committee. Each Eligible Director serving as a member of the Compensation Committee shall receive a per meeting fee of $1,500 for each Compensation Committee meeting attended per calendar year in excess of six meetings.
C. Nominating and Corporate Governance Committee. Each Eligible Director serving as a member of the Nominating and Corporate Governance Committee shall receive a per meeting fee of $1,500 for each Nominating and Corporate Governance Committee meeting attended per calendar year in excess of six meetings.
D. Additional Meeting Fees. Each Eligible Director shall receive a per meeting fee of $2,000 for each Board meeting attended per calendar year in excess of seven meetings.
E. Special Meeting Fees. Each Eligible Director shall receive a per meeting fee of $2,000 to address time commitments of four or more continuous hours in a day or six hours in any 10-day period as a result of time commitments required outside of the normal course. The Chairman and General Counsel shall be responsible for the administration of special meeting fees.
IV. Payment of Retainers and Fees. The annual retainers and meeting fees described in herein shall be earned on a quarterly basis based on a calendar quarter and shall be paid in cash by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event an Eligible Director does not serve as an Eligible Director, or in the applicable positions described in Section II, for an entire calendar quarter, the retainer paid to such Eligible Director shall be prorated for the portion of such calendar quarter actually served as an Eligible Director, or in such position, as applicable.